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                                                                     Exhibit 10f



                               WHITMAN CORPORATION
                                 AMENDMENT NO. 2
                                       TO
                   1982 STOCK OPTION, RESTRICTED STOCK AWARD
                           AND PERFORMANCE AWARD PLAN

         This Amendment is made as of September 1, 1992 to the Whitman Corporation 1982 Stock Option, Restricted Stock Award and Performance Award Plan, as amended through June 16, 1989 (the "Plan").

         1. Paragraph 5 of the Plan is hereby amended by deleting the third paragraph and inserting in lieu thereof the following:

         "Any shares of Common Stock subject to an Option or Alternate Stock Right which for any reason lapses or is terminated as to such shares shall again be available for grants of Options, Alternate Stock Rights, Restricted Stock Awards or Performance Awards under the Plan."

         2. Paragraph 7(G) of the Plan is hereby amended by adding at the end thereof the following:

         "No Alternate Stock Right granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and an Alternate Stock Right may be exercised, during the lifetime of the holder thereof, only by said holder."

         3. Paragraph 10(A) of the Plan is hereby amended by deleting Paragraph 10(A) and inserting in lieu thereof the following:

         "(A) (i) each Option granted under this Plan shall be exercisable in full and (ii) each Holder of an Option shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of exercise of the Common Stock covered by the Option or portion thereof which is so surrendered and the purchase price of such Common Stock under the Option, provided that the right described in this clause (ii) shall be exercisable only if a positive amount would be payable to the Holder pursuant to the formula specified in this clause (ii);"


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         4. Paragraph 10(B) of the Plan is hereby amended by deleting Paragraph
10(B) and inserting in lieu thereof the following:

         "(B) each Holder of a Restricted Stock Award shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Restricted Stock Award, an amount of cash equal to the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock subject to the Restricted Stock Award;"

         5. Paragraph 10(C) of the Plan is hereby amended by deleting Paragraph 10(C) and inserting in lieu thereof the following:

         "(C) each Holder of a Performance Award for which the performance period has not expired shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Performance Award, an amount of cash equal to the product of the value of the Performance Award and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the change in control and the denominator of which is the number of whole months in the performance period; and"

         6. Paragraph 10 of the Plan is hereby amended by adding at the end thereof the following:

         "No right to receive cash under this Paragraph 10, whether or not such right is a derivative security, shall be transferable otherwise than by will or the laws of descent and distribution."

         7. Paragraph 11(B) of the Plan is hereby amended by deleting Paragraph 11(B) and inserting in lieu thereof the following:

         "(B) A Share Withholding election shall be subject to disapproval by the Committee. In addition, Share Withholding, including a Share Withholding election, shall be in compliance with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder."

         8. Paragraph 11(C) of the Plan is hereby amended by deleting Paragraph 11(C) and inserting in lieu thereof the following:



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         (C) If the date as of which the amount of tax to be withheld is determined (the "Tax Date") is deferred until after the exercise of a Nonqualified Option, the expiration of the Restriction Period applicable to a Restricted Stock Award or the payment of a Performance Award, and the Holder elects Share Withholding, the Corporation shall issue to the Holder the full number of shares of Common Stock, if any, resulting from such exercise, expiration or payment and the Holder shall be unconditionally obligated to tender back or deliver to the Corporation on the Tax Date such number of shares of Common Stock as shall have an aggregate fair market value equal to the amount to be withheld on the Tax Date, rounded down to the nearest whole share.

         9. This Amendment is made pursuant to Paragraph 13 of the Plan.

         IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized representative and its corporate seal to be affixed and attested this 19th day of June, 1992.

                                       WHITMAN CORPORATION

                                       By:  /s/ WILLIAM B. MOORE
                                           -------------------------------------
                                       Its      Vice President
                                           -------------------------------------

(Corporate Seal)

Attest:

/s/ [ILLEGIBLE]
---------------------------------
Its:  Assistant Secretary
     ----------------------------



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